                                                                   EXHIBIT 1(ii)

                          GEORGIA-PACIFIC CORPORATION
                              (the "Corporation")

                                TERMS AGREEMENT


                                                  April 18, 1995

Georgia-Pacific Corporation
133 Peachtree Street, N.E.
Atlanta, Georgia 30303-5605

Attention:       John F. McGovern
                 Senior Vice President - Finance
                 and Chief Financial Officer

Dear Sirs:

                 We offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement filed as an exhibit to the Corporation's registration statement on Form S-3 (No. 33-65208)(the "Underwriting Agreement"), the following securities (the "Securities") on the following terms:

                 Title: 8 5/8% Debentures Due April 30, 2025.

                 Principal Amount: $250,000,000.

                 Interest: 8 5/8% per annum, from April 25, 1995, payable semiannually in arrears on October 30 and April 30, commencing October 30, 1995, to holders of record on the preceding October 15 or April 15, as the case may be.

                 Maturity: April 30, 2025.

                 Optional Redemption: The Debentures are redeemable at any time on or after April 30, 2005 at the Corporation's option, as a whole or from time to time in part, upon not less than 30 nor more than 60 days' notice, as provided in the Indenture, at a Redemption Price equal to the percentage of the principal amount set forth below if redeemed in the 12-month period beginning April 30 of the years indicated:

                       Year                            Redemption Price
                       ----                            ----------------
                       2005  . . . . . . . .               104.205%
                       2006  . . . . . . . .               103.784%
                       2007  . . . . . . . .               103.364%
                       2008  . . . . . . . .               102.943%
                       2009  . . . . . . . .               102.523%
                       2010  . . . . . . . .               102.102%
                       2011  . . . . . . . .               101.682%
                       2012  . . . . . . . .               101.261%
                       2013  . . . . . . . .               100.841%
                       2014  . . . . . . . .               100.420%

and thereafter at 100% of the principal amount thereof, together in each case with accrued interest to the Redemption Date.

                 Sinking Fund: None.

                 Delayed Delivery Contracts: None.

                 Purchase Price: 98.909% of principal amount, plus accrued interest from April 25, 1995, if any.

                 Expected Reoffering Price: 99.784% of principal amount, plus accrued interest from April 25, 1995, if any.

                 Closing: 9:00 A.M. on April 25, 1995, at the offices of Sullivan & Cromwell, 250 Park Avenue, New York, New York with payment to be made in immediately available funds.

                 Names and Addresses of Underwriters:

                 Salomon Brothers Inc
                 7 World Trade Center
                 New York, New York 10048

                 Dillon, Read & Co. Inc.
                 535 Madison Avenue
                 New York, New York 10022

                 Goldman, Sachs & Co.
                 85 Broad Street
                 New York, New York 10004

                 Morgan Stanley & Co. Incorporated
                 1221 Avenue of the Americas
                 New York, New York 10020





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

                 The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

                 The provisions of the Underwriting Agreement are incorporated herein by reference.

                 The legal opinion referred to in Section 5(f) of the Underwriting Agreement and Schedule III thereto shall be delivered by James F. Kelley, Senior Vice President - Law of the Corporation.

                 The specified percentage of the principal amount of the Securities for the purposes of Section 10 of the Underwriting Agreement shall be 10%.

                 The Securities will be made available for checking and packaging at the office of The Bank of New York at least 24 hours prior to the Closing Date.

                 This Terms Agreement, including your acceptance hereof, may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                 Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and returning it to us.

                                              Very truly yours,


                                              SALOMON BROTHERS INC

                                              /s/ Jenny A. Hourihan
                                              By: Jenny A. Hourihan
                                                 -------------------------------
                                              Title:  Vice President
                                                    ----------------------------

                                              DILLON, READ & CO. INC.

                                              /s/ William H. Dowson
                                              By: William H. Dowson
                                                 -------------------------------
                                              Title:  Sr. Vice President
                                                    ----------------------------


                                               /s/ Goldman, Sachs & Co.
                                               ---------------------------------
                                               (Goldman, Sachs & Co.)





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

                                              MORGAN STANLEY & CO.
                                              INCORPORATED

                                              /s/ William H. White
                                              By: William H. White
                                                 ------------------
                                              Title: Principal
                                                    ---------------




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

                                   SCHEDULE A



                                                               Principal
        Underwriter                                              Amount
        -----------                                              ------
        Salomon Brothers Inc                                  $ 62,500,000

        Dillon, Read & Co. Inc.                                 62,500,000

        Goldman, Sachs & Co.                                    62,500,000

        Morgan Stanley & Co. Incorporated                       62,500,000

Total  . . . . . . . . . . . . . . . . . . . . . . . .        $250,000,000
                                                              ============





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To:              Salomon Brothers Inc
                 7 World Trade Center
                 New York, New York 10048

                 Dillon, Read & Co. Inc.
                 535 Madison Avenue
                 New York, New York 10022

                 Goldman, Sachs & Co.
                 85 Broad Street
                 New York, New York 10004

                 Morgan Stanley & Co. Incorporated
                 1221 Avenue of the Americas
                 New York, New York 10020


                 We accept the offer contained in your letter, dated April 18, 1995, relating to $250,000,000 principal amount of our 8 5/8% Debentures Due April 30, 2025. We also confirm that, to the best of our knowledge after reasonable investigation, the representations and warranties of the undersigned in the Underwriting Agreement filed as an exhibit to the undersigned's registration statement on Form S-3 (No. 33-65208) (the "Underwriting Agreement") are true and correct and no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission.

Dated: April 18, 1995                      Very truly yours,

                                           GEORGIA-PACIFIC CORPORATION


                                           By: /s/ John F. McGovern
                                               -------------------------------
                                               John F. McGovern
                                               Senior Vice President - Finance
                                                 and Chief Financial Officer





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